                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT


                      We, the signatories of the statement to which this Joint
            Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

            Dated:  February 11,  2000.

                                            VULCAN VENTURES INCORPORATED



                                            By: /s/ William D.Savoy
                                               ---------------------------------
                                                William D. Savoy, Vice President


                                                             *
                                            ------------------------------------
                                            Paul G. Allen


                                            *By:   /s/ William D. Savoy
                                                --------------------------------
                                             William D. Savoy as Attorney-in
                                             Fact for Paul G. Allen pursuant to
                                             a Power of Attorney filed on August
                                             30, 1999, with the Schedule 13G of
                                             Vulcan Ventures Incorporated and
                                             Paul G. Allen for Pathogenesis,
                                             Inc. and incorporated herein by
                                             reference.